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                                                                  EXHIBIT 10.36


[LETTERHEAD]


January 14, 1998


Mr. Earl W. Shapiro
President
Prairie Packaging, Inc.
7207 S. Mason Avenue
Bedford Park, IL 60638

     Re:  DEVELOPMENT OF MANUFACTURING PLANT
        ----------------------------------

Dear Earl:

     With reference to our letter agreement date November 13, 1996 (the "Letter of Intent"), this will confirm that we have agreed to amend Paragraph 12 of the Letter of Intent to read in its entirety as follows:

          "12. TERMINATION. This letter shall terminate if the Definitive Agreements have not been entered into by June 30, 1998, unless the parties mutually agree to an extension of this letter. Such termination shall not affect the rights and obligations of the parties under any existing agreement between them as of the date of termination, including any confidentiality restrictions or other obligations of non-disclosure."

     Except as set forth above, the terms and provisions of the Letter of Intent shall remain unmodified and shall continue in full force and effect.

     If the foregoing accurately reflects our agreement, please so indicate by executing this letter in the space provided below and returning one executed copy to me. Thank you in advance for your attention to this matter.

                                       EARTHSHELL CONTAINER CORPORATION


                                       By: /s/ Simon K. Hodson
                                           -----------------------------------
                                           Simon K. Hodson, Chief Executive
                                            Officer

Accepted and Agreed to this
15th day of January 1998

PRAIRIE PACKAGING, INC.


By: /s/ Earl W. Shapiro
    ---------------------------------
    Earl W. Shapiro, President